EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Amendment No. 8 of Form S-1 Registration Statement of our report dated February 21, 2017 relating to the financial statements of Oxygen Therapy, Inc. which appear in this Registration Statement. Our report includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ Liggett & Webb, P.A.

New York, New York

May 5 , 2017